THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), HOWEVER THE SHARES THAT WOULD ISSUE HAVE BEEN REGISTERED.   SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN EXEMPTION THEREFROM UNDER SAID ACT.

Option to Purchase

1,000,000 SHARES

NEURALSTEM, INC.

(Incorporated under the laws of the State of Delaware)

OPTION CERTIFICATE FOR THE PURCHASE OF SHARES OF THE $.0001
PAR VALUE
COMMON STOCK OF NEURALSTEM, INC..

VOID FORTY-FIVE DAYS
AFTER
EFFECTIVE DATE OF INITIAL REGISTRATION STATEMENT

1.  Neuralstem, Inc.. (the "Company'), hereby certifies that, for value received, Regal One Corporation, (referred to herein as the "Holder"), is entitled to purchase, subject to the terms and conditions hereinafter set forth, at anytime from and after the date of this agreement, and on or before the date which is ten (10) years after the execution date of this Agreement or September 15, 2015 (the "Option Period"), up to 1,000,000 shares of the $.001 par value common stock ("Common Stock") of the Company. This Option may be exercised in whole or in part. Such exercise shall be accomplished by tender to the Company of the purchase price of $5.00 per share (the "Option Price"'), either in cash or by certified check or bank cashier's check, payable to the order of the Company, together with presentation and surrender to the Company of this Option with an executed subscription in substantially the form attached hereto as Exhibit A. Fractional shares of the Company's Common Stock will not be issued upon the exercise of this Option. Upon twenty (20) days' prior written notice to all holders of the Options, the Company shall have the right to reduce the exercise price and/or extend the term of the Options.

2.  The Company agrees at all times to reserve and hold available out of the aggregate of its authorized but unissued Common Stock the number of shares of its Common Stock issuable upon the exercise of this and all other Options of like tenor then outstanding. The Company further covenants and agrees that all shares of Common Stock that may be delivered upon the exercise of this Option will, upon delivery, be fully paid and non-assessable and free from all taxes, liens and charges with respect to the purchase thereof hereunder.

3.  This Option does not entitle the Holder to any voting rights or other rights as a shareholder of the Company, nor to any other rights whatsoever except the rights herein set forth, and no dividend shall be payable or accrue by reason of this Option or the interest represented hereby, or the shares purchasable hereunder, until or unless, and except to the extent that, this Option is exercised.

4.  The Option Price and the number of shares purchasable upon the exercise of this Option are subject to adjustment from time to time upon the occurrence of any of the events specified in this Section 4.

(a).
In case the Company shall (i) pay a dividend in shares of Common Stock or make a distribution in shares of Common Stock, (ii) subdivide its outstanding shares of Common Stock into a greater number of shares, (iii) combine its outstanding shares of Common Stock into a smaller number of shares of Common Stock, or (iv) issue by reclassification of its shares of Common Stock other securities of the Company, the number of shares of Common Stock purchasable upon exercise of this Option immediately prior thereto shall be adjusted so that the Holder of this Option shall be entitled to receive the kind and number of shares of Common Stock or other securities of the Company that he would have owned or have been entitled to receive after the happening of any of the events described above, had such Option been exercised immediately prior to the happening of such event or any record date with respect thereto. An adjustment made pursuant to this paragraph (a) shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event.

(b).
Whenever the number of shares of Common Stock purchasable upon the exercise of this Option is adjusted, as herein provided, the Option Price shall be adjusted by multiplying such Option Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of shares of Common Stock purchasable upon the exercise of this Option immediately prior to such adjustment, and of which the denominator shall be the number of shares of Common Stock so purchasable immediately thereafter.

(c).
For the purpose of this Section 4, the term shares of Common Stock shall mean (i) the class of stock designated as the Common Stock of the Company at the date of this Option, or (ii) any other class of stock resulting from successive changes or value to no par value, or from no par value to par value.

(d).
If during the Option Period the Company consolidates with or merges into another corporation or transfers all or substantially all of its assets the Holder shall thereafter be entitled upon exercise hereof to purchase, with respect to each share of Common Stock purchasable hereunder immediately prior to the date upon which such consolidation or merger becomes effective, the securities or property to which a holder of shares of Common Stock is entitled upon such consolidation or merger, without any change in, or payment in addition to the Option Price in effect immediately prior to such merger or consolidation, and the Company shall take such steps in connection with such consolidation or merger as may be necessary to ensure that all of the provisions of this Option shall thereafter be applicable, as nearly as reasonably may be, in relation to any securities or property thereafter deliverable upon the exercise of this Option.

(e).
Irrespective of any adjustments pursuant to this Section 4 to the Option Price or to the number of shares or other securities or other property obtainable upon exercise of this Option, this Option may continue to state the Option Price and the number of shares obtainable upon exercise, as the same price and number of shares stated herein.

5.  The Holder hereby agrees that the resale of the shares of Common Stock issuable upon exercise hereof may be subject to a "lock-up" pursuant to any restrictions reasonably required by any underwriter, if applicable, and to the extent the Company undertakes a secondary offering.

6.  The Company may cause the following legend or one similar thereto to be set forth on each certificate representing the Option unless counsel for the Company is of the opinion as to any such certificate that such legend is unnecessary:

The Options represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The Options may not be offered for sale, sold, or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

7.  In the event that the Company proposes to file a registration statement under the Act which relates to a current offering of Securities of the Company (except in connection with an offering on Form S-8 or S-4 or any other inappropriate form), such registration statement (and the prospectus included therein) shall also, at the written request to the Company by the Holder, relate to and meet the requirements of the Act with respect to any public offering of the Option Stock shares so as to permit the public sale of all or some portion of the Option Stock. The Company shall give written notice to the Holder of its intention to file a registration statement under the Act relating to a current offering of securities of the Company not less than fifteen (15) days prior to the filing of such registration statement. Any written request of the holder to include the Option Stock shares held by the Holder shall be given to the Company not less than five (5) days prior to the date specified in the notice as the date on which such registration statement is intended to be filed with the Securities and Exchange Commission. Neither the delivery of such notice by the Company nor of such request by the Holder shall obligate the Company to file such registration statement and notwithstanding the filing of such registration statement, the Company may, at any time prior to the effective date thereof, determine to withdraw such registration statement and not offer the securities intended to be offered by the Company to which the registration statement relate, without liability to Holder on account thereof.

IN WITNESS WHEREOF, the Company has caused this Option to be executed by its duly authorized officers, and the corporate seal hereunto affixed.

DATED: October 15, 2005

NEURALSTEM, INC..

By:
I. Richard Garr
President, CEO

SUBSCRIPTION FORM

(To be Executed by the Registered Holder to Exercise the Rights to Purchase Common Stock Evidenced by the Within Option) I, the undersigned, hereby irrevocably subscribe for,  shares (the "Stock") of the Common Stock of Neuralstem, Inc.., (the "Company"') pursuant to and in accordance with the terms and conditions of the attached Option and hereby make payment of $       ($5.00 per share) therefor, and request that a certificate for such securities be issued in the name of the undersigned and be delivered to the undersigned at the address stated below. If such number of securities is not all of the securities purchasable pursuant to the attached Option, the undersigned requests that a new Option of like tenor far the balance of the remaining securities purchasable thereunder be delivered to the undersigned at the address stated below. In connection with the issuance of the securities, I hereby represent to the Company that I am acquiring the securities for my own account for investment and not with a view to, or for resale in connection with, a distribution of the securities within the meaning of the Securities Act of 1933, as amended (the "Act'). I also understand that the Company has registered the Stock under the Act.

Date:

Signed:

Address:

THE SIGNATURE(S) TO THIS SUBSCRIPTION FORM MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE OPTION IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATSOEVER, AND SUCH SIGNATURE(S) MUST BE GUARANTEED IN ACCORDANCE WITH PRACTICES PREVAILING IN THE SECURITIES INDUSTRY AT THE TIME SUCH SIGNATURE IF PRESENTED TO THE COMPANY.